                                   Exhibit 21

                                               State or Jurisdiction            Percentage of Voting
                                                 of Incorporation                 Securities Owned
                                             --------------------------         --------------------
CDC Realty, Inc.                             Illinois                                 100%

DO Capital, L.L.C.                           Delaware                               98.28%

CDO RM, Inc.                                 Delaware                                 100%

CDS Foreign Holdings, Inc.                   Delaware                                 100%

Prism Communication Services, Inc.           Delaware                               96.50%

CFS Railcar, Inc.                            Delaware                                 100%

COM-L 1989-A Corporation                     Illinois                                 100%

Comdisco Asia Pte Ltd                        Singapore                                100%

Comdisco Australia Pty. Ltd.                 New South Wales, Australia               100%

Comdisco Belgium S.P.R.L.                    Belgium                                  100%
 (f/k/a Comdisco Belgium S.A.)

Comdisco Canada Equipment Finance            Ontario, Canada                          100%
 Limited Partnership

Comdisco Canada Finance, L.L.C.              Delaware                                 100%

Comdisco Canada Ltd.                         Ontario, Canada                          100%

Comdisco Continuity Services Canada          Ontario, Canada                          100%
  Ltd. (f/k/a Comdisco Disaster Recovery
  Services Canada Ltd.)

Comdisco Continuity Services (France)        France                                   100%
  (f/k/a/ Ageris International, S.A.)

Comdisco Continuity Services (UK)            United Kingdom                           100%
  Limited (f/k/a Failsafe/ROC Ltd.)

Comdisco Direct (UK) Limited                 United Kingdom                           100%
 (f/k/a Comdisco Finance Ltd.)

Comdisco Deutschland GmbH                    Germany                                  100%

Comdisco Disaster Recovery Services B.V.     Netherlands                              100%

Comdisco Factoring (Nederland) B.V.          Netherlands                              100%


                                               State or Jurisdiction            Percentage of Voting
                                                 of Incorporation                 Securities Owned
                                             --------------------------         --------------------
Comdisco Finance (Nederland) B.V.            Netherlands                              100%

Comdisco Financial Services, Inc.            Delaware                                 100%

Comdisco France S.A.                         France                                   100%

Comdisco Global, Inc.                        Cayman Islands                           100%

Comdisco GmbH & Co. Leasing and              Germany                                  100%
  Finance KG

Comdisco Group Leasing Limited               Illinois                               75.25%
  Partnership

Comdisco Handelsgesellschaft M.B.H.          Austria                                  100%

Comdisco Healthcare Group, Inc.              Delaware                                 100%

Comdisco Holdings (U.K.) Limited             United Kingdom                           100%
 (f/k/a Comdisco Disaster Recovery
  Services (U.K.) Ltd.)

Comdisco Investment Group, Inc.              Delaware                                 100%

Comdisco Ireland Limited                     Ireland                                  100%

Comdisco Lease Finance Partnership           Cayman Islands                           100%

Comdisco Management GmbH                     Germany                                  100%

Comdisco de Mexico, S.A. de C.V.             Mexico                                   100%

Comdisco Nederland B.V.                      Netherlands                              100%

Comdisco Network Services, Inc.              Illinois                                 100%

Comdisco New Zealand                         New Zealand                              100%
 (f/k/a Comdisco (NZ) Limited)

Comdisco Sweden A.B.                         Sweden                                   100%

Comdisco (Switzerland), S.A.                 Switzerland                              100%


                                               State or Jurisdiction            Percentage of Voting
                                                 of Incorporation                 Securities Owned
                                             --------------------------         --------------------
Comdisco Trade, Inc.                         Delaware                                 100%

Comdisco United Kingdom Limited              United Kingdom                           100%

Commedco, Inc.                               Delaware                                 100%

Computer Discount Corporation                Illinois                                 100%

Computer Discount Corporation, S.L.          Spain                                    100%
 (f/k/a Computer Discount Corporation
  S.A.)

Computer Recovery Centre Sdn Bhd             Malaysia                                  10%

Horizon Lease Partners, L.P.                 Delaware                                 100%

Promodata, SNC                               France                                   100%

628761 Alberta Ltd.                          Alberta, Canada                          100%



Subsidiaries of the Registrant are included in the consolidated financial statements.